UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

China Security & Surveillance Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0509431
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China	100020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-137752.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered are the registrant’s shares of common stock, par value $0.0001 per share (the “Common Stock”). Information concerning the Common Stock is included under the caption “DESCRIPTION OF CSST DELAWARE CAPITAL STOCK” in the registrant’s registration statement on Form S-4, as amended, filed with the Securities and Exchange Commission under number 333-137752, and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Certificate of Incorporation of the registrant [incorporated by reference to the registrant’s registration statement on Form S-4 filed on October 2, 2006].

3.2	By-laws of the registrant [incorporated by reference to the registrant’s registration statement on Form S-4 filed on October 2, 2006].

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China Security & Surveillance Technology, Inc.

	By:	/s/ Guoshen Tu
Dated: November 28, 2006		Guoshen Tu
Chief Executive Officer